| Subsidiary Legal Name* | Jurisdiction of Incorporation |
|---|---|
| Stifel Financial Corp. | Delaware |
| Stifel, Nicolaus & Company, Incorporated | Missouri |
| Stifel Nicolaus Insurance Agency, Incorporated | Missouri |
| Ryan Beck Holdings, LLC | Missouri |
| Stifel Bancorp, Inc. (fka Business Bancshares, Inc.) | Missouri |
| Stifel Bank & Trust | Missouri |
| SBT-Jet, LLC | Missouri |
| Jet Engine Holding S.a.r.l. | Luxembourg |
| FAN Engine Securitization Limited | Ireland |
| FAN Leasing Dublin Limited | Ireland |
| FAN Leasing Ireland Limited | Ireland |
| FAN Leasing Ireland II Limited | Ireland |
| FAN Leasing Ireland III Limited | Ireland |
| Stifel Bank Community Development Corporation | Missouri |
| Stifel Bank - CDC - 501 N Broadway, Inc. | Missouri |
| SBT Investments - REIT, Inc. | Missouri |
| SBT REIT, Inc. | Missouri |
| SBT Ventures, LLC | Missouri |
| NDTC, LLC | Virginia |
| SBT-Jet II, LLC | Delaware |
| North Shore Aviation Holdings, LLC | Delaware |
| North Shore Aviation Capital, LLC | Delaware |
| Meramec Assets, LLC | Missouri |
| Stifel Bank (fka The Business Bank of St. Louis) | Missouri |
| Maryland Land Company, LLC | Missouri |
| 1919 Investment Counsel, LLC | Maryland |
| Rand Wealth, LLC | Delaware |
| 1919 Services Company, LLC | Delaware |
| Broadway Air Corp. | Missouri |
| Century Securities Associates, Inc. | Missouri |
| City Securities LLC | Indiana |
| City Securities Corporation | Indiana |
| KBW, LLC | Delaware |
| KBW Ventures, Inc. | Delaware |
| Keefe, Bruyette & Woods, Inc. | New York |
| KBW Asset Management, Inc. | Delaware |
| KBW Capital Partners GP, LLC | Delaware |
| MB Advisory Group, LLC | Delaware |
| Miller Buckfire, & Company, LLC | Delaware |

| Subsidiary Legal Name* | Jurisdiction of Incorporation |
|---|---|
| Stifel Asset Management Corp. | Missouri |
| Stifel Aviation Asset Management, LLC | Delaware |
| Stifel Aviation Finance Acquisition, LLC | Delaware |
| Stifel Aviation Management, LLC | Delaware |
| Stifel Europe Holdings Limited (fka Oriel Securities Limited) | United Kingdom |
| Stifel Nicolaus Europe Limited | United Kingdom |
| Stifel Syndicated Credit LLC | Delaware |
| Stifel Trust Company Delaware, National Association | National Association |
| Stifel Trust Company, National Association | National Association |
| Stifel Venture Corp. | Missouri |
| Thomas Weisel Partners Group, Inc. | Delaware |
| Thomas Weisel Partners LLC | Delaware |
| Thomas Weisel Capital Management LLC (FKA: Thomas Weisel Capital Partners LI | Delaware |
| Thomas Weisel Global Growth Partners LLC | Delaware |
| Thomas Weisel Strategic Opportunities Partners LLC | Delaware |
| Ziegler Capital Management, LLC | Wisconsin |

* All subsidiaries of the registrant do business under their legal names. Indentation indicates the principal parent of each subsidiary.